Exhibit 99.1

LIBERTY MEDIA CORPORATION ANNOUNCES CREATION OF TRACKING STOCK STRUCTURE

Englewood, CO, March 13, 2014 - Liberty Media Corporation (“Liberty”) (Nasdaq: LMCA, LMCB) today announced that its board has authorized management to pursue a plan to reclassify its common stock to create two new tracking stock groups, one to be designated the Liberty Media Group and the other to be designated the Liberty Broadband Group, and to distribute subscription rights related to the Liberty Broadband Group (collectively, the “Distribution”). In connection with the creation of the new tracking stock groups, record holders of Liberty’s Series A and Series B common stock would receive one share of the corresponding series of Liberty Media tracking stock and four shares of the corresponding series of Liberty Broadband tracking stock for each share of Liberty’s common stock held by them as of the effective date. In addition, stockholders will also receive a subscription right to acquire one additional series A or series B share of Liberty Broadband tracking stock for every five shares of series A or five shares of series B Liberty Broadband tracking stock they receive in the Distribution.

Liberty intends to attribute to the Liberty Broadband Group its interest in Charter Communications, Inc., its interest in Time Warner Cable Inc. and its subsidiary TruePosition, Inc. along with a note obligation from the Liberty Broadband Group to the Liberty Media Group, a call option liability associated with Liberty’s Time Warner Cable Inc. shares and liabilities at TruePosition, Inc. In addition, cash raised from the exercise of Liberty Broadband subscription rights will be attributed to the Liberty Broadband Group. The Liberty Media Group would have attributed to it all of the businesses, assets and liabilities of Liberty other than those specifically attributed to the Liberty Broadband Group, including Liberty’s subsidiary Sirius XM Holdings Inc.

“We are creating two new tracking stocks, Liberty Media and Liberty Broadband,” said Greg Maffei, Liberty President & CEO. “This is another step in Liberty’s process of offering investors greater choice, transparency and focus. We expect to complete the creation of the new tracking stocks by the third quarter. In light of the tracking stock distribution, our offer for SiriusXM is no longer applicable. Depending on market conditions, we look forward to further discussions with the SiriusXM Special Committee. We remain enthusiastic owners of 53% of SiriusXM.”

“We remain very excited about our investments in the cable sector and Charter Communications.” said John Malone, Liberty Chairman. “We think Tom Rutledge and his team are successfully executing their strategy to upgrade the network to all digital and accelerate Charter’s growth. We believe the creation of the Liberty Broadband tracking stock and the concurrent rights offering will provide us greater flexibility to, among other things, support Charter in its expansion efforts.”

The subscription rights are being issued to raise capital for general corporate purposes of the Liberty Broadband Group, including investment in new business opportunities to be attributed to that group. The subscription rights will:

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Enable the holders to acquire shares of the applicable series of Liberty Broadband tracking stock at a 20% discount to the 20-trading day volume weighted average trading price of Liberty Broadband tracking stock following the closing of the Distribution.

•	Become publicly traded, once the exercise price has been established.

•	Expire forty trading days following the closing of the Distribution.

Liberty expects that the Series A and Series B Liberty Broadband tracking stock will trade under the symbols “LBRDA” and “LBRDB,” respectively, and that the Series A and Series B Liberty Media tracking stock will trade under the symbols “LMCA” and “LMCB,” respectively, which are currently used by Liberty’s Series A and Series B common stock, in each case, on the Nasdaq Stock Market. The creation of the tracking stocks will be subject to various conditions, including the requisite approval of the holders of Liberty’s common stock at a stockholders’ meeting and the receipt of the opinion of tax counsel.

Liberty also announced that it plans to sell, pursuant to the terms of the Share Repurchase Agreement, dated as of October 9, 2013, between Liberty and SiriusXM, the SiriusXM shares remaining to be sold under that agreement.

About Liberty Media Corporation
Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Sirius XM Holdings Inc., Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Forward-Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Distribution, the anticipated benefits of the proposed tracking stocks, the proposed use of proceeds from the subscription rights, the proposed acquisition of the shares of SiriusXM not currently owned by Liberty and its subsidiaries, including the related issuance of the Series C common stock, and the future strategies and performance of Charter, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the Distribution, the ability of Liberty to complete the proposed acquisition of SiriusXM, the ability of Liberty to complete the distribution of its Series C common shares and the ability of Liberty to realize the expected benefits of the Distribution and the proposed SiriusXM transaction. These forward looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Form 10-K, for additional information about Liberty and about the risks and uncertainties related to Liberty’s business which may affect the statements made in this press release.

Additional Information
Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of Liberty’s proposed Liberty Media tracking stock, Liberty’s proposed Liberty Broadband tracking stock, Liberty’s proposed Series C common shares or Liberty’s existing common stock. The offer and sale of shares of the proposed tracking stocks and shares of Series C common stock in the proposed SiriusXM transaction will only be made pursuant to effective registration statements. Liberty stockholders and other investors are urged to read the registration statements to be filed with the SEC regarding the proposed tracking stocks and the proposed SiriusXM transaction, including the proxy statement/prospectus to be contained in each applicable registration statement, because they will contain important information about the issuance of shares of the proposed tracking stocks and shares of Series C common stock in the proposed SiriusXM transaction. Copies of Liberty Media’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Investor Relations, (720) 875-5420.

Participants in a Solicitation
The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals relating to the approval of the issuance of the tracking stocks and proposals relating to the approval of the issuance of the Series C common shares in the proposed SiriusXM transaction. Information regarding the directors and executive officers of Liberty and other participants in the proxy solicitations and a description of their respective direct and indirect interests, by security holdings or otherwise, will be available in the respective proxy materials with respect to the Distribution and the proposed SiriusXM transaction to be filed with the SEC.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420

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